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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 22, 2005

                                 Belden CDT Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          Delaware                       001-12561                36-3601505
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
          (Address of Principal Executive Offices, including Zip Code)

                                 (314) 854-8000
              (Registrant's telephone number, including area code)

                                       n/a
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      C. Baker Cunningham and Ferdinand C. Kuznik have notified the Belden CDT Inc. (the "Company") that, effective October 31, 2005, they plan to resign from the Board of Directors of the Company and Mr. Cunningham on such date plans to retire as President and Chief Executive Officer of the Company. To fill the vacancy created by Mr. Cunningham, the Board of Directors has appointed John Stroup as Director, President and Chief Executive Officer, effective October 31, 2005. In connection with his appointment, Mr. Stroup has entered into an Executive Employment Agreement with the Company, effective October 31, 2005. The agreement is included in this Form 8-K as Exhibit 10.1 and incorporated herein by reference, and should be read for a complete description of Mr. Stroup's employment terms.

     The agreement's initial term is for three (3) years from October 31, 2005 (the Effective Date). Mr. Stroup's base salary is $600,000 per year and is subject to annual review; he will be entitled to participate in the Company's annual cash incentive plan and his annual target bonus will be 100% of his base salary. For 2005, his cash bonus (which compensates him for forfeiture of his anticipated 2005 cash bonus provided by his current employer) will be not less than $280,000.

As of the Effective Date, Mr. Stroup will be awarded a combination of stock option and restricted stock unit awards to compensate him for the "in the money" value of his unvested options and unvested restricted stock that he will forfeit upon leaving his current employer and as a further inducement to leave his current employment. Starting in 2006, Mr. Stoup will participate in the Company's long-term incentive plans. For the three-year period through 2008, he will be granted equity awards in the form of stock options and restricted stock units under such plans having a value of not less than $2.5 million per year, at least 50% of the value of which will be as restricted stock units. He also will be entitled to participate in all employee benefit plans of the Company available to senior executives and will be required to relocate to St. Louis within 120 days from the Effective Date.

     In connection with Mr. Kuznik's resignation, prior to October 31, 2005, (i) he will receive a payment of his pro rata annual cash director compensation for the period of November 2005 through May 2006 (which pro rata amount is $29,166.67) and (ii) in lieu of the restricted stock award of 2,500 shares to be issued to non-employee directors in May 2006, he will receive a grant of 2,500 vested shares of Belden CDT stock under the Cable Design Technology Corporation 2001 Long-Term Performance Incentive Plan.

     ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     C. Baker Cunningham and Ferdinand C. Kuznik have notified the Company that, effective October 31, 2005, they plan to resign from the Board of Directors of the Company and Mr. Cunningham on such date plans to retire as President and Chief Executive Officer of the Company. To fill the vacancy created by Mr. Cunningham, the Board of Directors has appointed John Stroup as Director, President and Chief Executive Officer, effective October 31, 2005.

     ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (C) EXHIBITS.

     10.01 EXECUTIVE EMPLOYMENT AGREEMENT.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BELDEN CDT INC.


Date: September 26, 2005                By: /s/ Kevin L. Bloomfield
                                            ------------------------------------
                                            Kevin L. Bloomfield


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